Exhibit 10.7

STOCK OPTION AGREEMENT

(Under the People’s United Financial, Inc. 2008 Long-Term Incentive Plan)

Granted To: NUF_OptioneeName_First_MI_Last

(“you” or the “Participant”)

In accordance with the terms of the People’s United Financial, Inc. 2008 Long-Term Incentive Plan (the “Plan”), People’s United Financial, Inc. (the “Company) is pleased to grant you a non-statutory stock option (the “Option”) to purchase Granted shares of the Company’s Common Stock (the “Optioned Shares”) at an Option Price of Grant_Price per share, representing the Fair Market Value of the Common Stock on Grant_Date. The Option is exercisable at the times specified in Section 3 of this Agreement, and is subject to the other terms and conditions contained in this Agreement and in the Plan.

You and the Company agree that the Option is subject to the following terms and conditions:

1. Definitions. All of the terms and provisions of the Plan are incorporated into this Agreement by reference to the same effect as if the Plan were set forth herein in its entirety. All terms used in this Agreement and defined in the Plan shall, unless otherwise defined herein, have the same meanings as in the Plan. The term “Common Stock” refers to the Company’s Common Stock, par value $.01 per share, and includes any class or series of securities into which such capital stock may be changed, as contemplated by Section 13 of the Plan. The terms “affiliate”, “directors”, “person”, and “security”, or any variations of such terms, shall have the broadest meanings assigned to them by the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934 (the “Exchange Act”). The terms “you” and “your” shall include, when the context requires, any persons entitled to exercise this Option by virtue of Section 6 of this Agreement.

2. Term of Option. The Option is granted and made effective on Grant_Date (the “Grant Date”) and shall terminate, expire and no longer be exercisable, to the extent not previously exercised or surrendered, on the tenth anniversary of the Grant Date, or at such earlier time as may be specified in the Plan or in Section 8 of this Agreement (the “Option Period”).

3. Exercise of Option. Provided that the Option has not sooner expired and terminated in accordance with the Plan or Section 8 hereof, the Option shall be exercisable commencing on the earlier of (a) the first day of the month following your Retirement, as to 100% of the Optioned Shares, or (b) the date of termination of your employment by reason of your death or Disability, as to 100% of the Optioned Shares, or (c) the first day of the month in which the second anniversary of the Grant Date occurs, in the following percentage installments:

Date Option Becomes Exercisable	Percentage of Optioned Shares as to which the Option Becomes Exercisable
(a) Commencing on second anniversary of the Grant Date	50% of Optioned Shares

(b) Commencing on third anniversary of the Grant Date	25% of Optioned Shares

(c) Commencing on fourth anniversary of the Grant Date	25% of Optioned Shares

Once Optioned Shares have become available for purchase in accordance with the foregoing schedule, any unpurchased shares included in an installment or part of an installment of the Optioned Shares shall remain subject to purchase on a cumulative basis until the Option expires or terminates in accordance with the Plan or Section 8 hereof. The Option may not be exercised for fractional shares of Common Stock; all fractional shares shall be rounded to the nearest whole number below the actual number of shares.

4. Method of Exercise. You (or such other person as is provided in Section 6 hereof) may exercise the Option only by delivering written notice to the Company setting forth your irrevocable election to purchase all or a designated part of any then matured installment or installments of the Optioned Shares. Subject to Section 8 hereof, the notice of exercise must be delivered to the Company on or before the close of business on a date which is or precedes the last day of the Option Period, except that if the last day of the Option Period is a Saturday, Sunday or a day on which either the Company's corporate headquarters or the markets for equity securities generally are closed, the notice shall be delivered before the close of business on the business day preceding the last day of the Option Period.

The notice shall contain specific reference to this Agreement and the Plan and must be signed by you (or by such other person as is provided in Section 6 hereof). The notice shall be accompanied by payment in full of the Option Price by cash, certified or bank check or, if the Committee consents, payment in full or in part may also be made in the form of Common Stock already owned by you, as provided in Section 7(g) of the Plan. If at any time this Agreement is in effect, you are or potentially could be subject to Section 16(b) of the Exchange Act, an election to make payment in full or in part in the form of Common Stock shall be subject to compliance with the provisions of Section 16 of the Exchange Act and the Rules and Regulations of the Securities and Exchange Commission (the “SEC”) promulgated thereunder, as interpreted by the Committee. No Optioned Shares shall be issued until full payment therefore has been made, including payment of all applicable withholding taxes, or the Committee has approved arrangements for payment.

5. Withholding. With the express written consent of the Committee, upon the exercise of the Option in accordance with the terms of Section 4 hereof, the Company, on behalf of the Company affiliate by which you are employed, will withhold the amount that it is required to withhold for federal, state, local or foreign withholding tax purposes. In that event, withholding obligations will be settled by withholding from distribution to you a number of Optioned Shares having a Fair Market Value on the date that the amount of tax to be withheld otherwise would be withheld in cash (the “Tax Date”) equal in value to the amount required to be withheld. If, at any time this Agreement is in effect, you are or potentially could be subject to Section 16(b) of the Exchange Act, the method for settling withholding obligations described herein shall be subject to compliance with the provisions of Section 16 of the Exchange Act and the Rules and Regulations of the SEC promulgated thereunder, as interpreted by the Committee.

6. Persons Entitled to Exercise. The Option may be exercised:

(a) except as provided below or in the Plan, only by you during your lifetime;

(b) in the event of your death while in the employment of the Company (or one or more of its affiliates) (or following termination of your employment by reason of your Retirement) by your legal representative or by the legal representative of your estate; and

(c) in the event of your permanent Disability, by you or by your legal representative (as the case may be).

In the event of your death while you are in the employment of the Company (or one or more of its affiliates), all Options remaining unexercised as of the date of death may be exercised by the personal representative of your estate, including the executor under your will or an administrator with the will annexed, or the administrator of your estate in the event you should die intestate; provided that such installments must be exercised, if at all, prior to the expiration of the Option Period. In the event of termination of your employment by reason of your permanent and total Disability, as that term is defined in Section 22(e)(3) of the Code, all Options remaining unexercised at the time of termination of employment may be exercised by you or your legal representative (as the case may be), provided that such installments must be exercised, if at all, prior to the expiration of the Option Period. Exercise of the Option by your representative or fiduciary or your estate shall be subject to all of the terms and conditions of this Agreement and of the Plan and shall entitle such representative or fiduciary to no greater part of the Optioned Shares than you could have acquired if you had exercised the Option at the time of your death or termination of employment by reason of permanent Disability. To the extent that any such representative or fiduciary shall be entitled to exercise the Option in accordance with the provisions of Section 6 and the other sections of this Agreement, the terms “you” and “your” shall include such representative or fiduciary for purposes of this Agreement.

7. Delivery of Certificates. The Company may postpone the time of delivery of certificates for the Optioned Shares for such time as the Company deems necessary or desirable to enable it to comply with the listing requirements of any securities exchange or stock quotation system upon which the Common Stock may be listed or quoted, the requirements of the Securities Act or the Exchange Act, any rules or regulations of the Securities and Exchange Commission promulgated thereunder, or the requirements of applicable state laws relating to the authorization, issuance or sale of securities generally or bank securities specifically. Until certificates representing Optioned Shares are delivered to you or transfer is effected by book entry on the stock transfer records of the Company, you will have no right to vote or receive dividends with respect to the Optioned Shares.

8. Termination of Option Period. The Option shall lapse and terminate (i) on the date of termination of your employment (or, if sooner, the expiration date of the Option Period), as to all of the Optioned Shares that either (A) are not yet exercisable on the date of such termination or (B) do not become exercisable at the time of such termination pursuant to the terms of this Agreement, and (ii) as to all of the Optioned Shares that are exercisable (but unexercised) on the date of termination of your employment, on the first to occur of the events listed in (a) through (d) below:

(a) Expiration of the Option Period; or

(b) Immediately, upon the termination of your employment for Cause; or

(c) Expiration of three months after termination of your employment with the Company (or one or more of its affiliates) for any reason other than death, Disability, Retirement or Cause; and this Agreement shall be of no further validity or effect, except with respect to Optioned Shares previously purchased; or

(d) Expiration of one year after termination of your employment with the Company (or one or more of its affiliates) by reason of death, Disability or Retirement; and this Agreement shall be of no further validity or effect, except with respect to Optioned Shares previously purchased.

9. Reservation of Shares. During the Option Period, the Company will reserve from its authorized and unissued Common Stock, or from its treasury stock (or part from both), a sufficient number of shares to provide for the delivery of the Optioned Shares upon exercise of the Option in accordance herewith and subject to the provisions of Section 7 hereof. If the Option should expire, lapse or otherwise become unexercisable for any reason specified in or contemplated by this Agreement or the Plan, to the extent that the Option shall not have been exercised as to the full number of the Optioned Shares subject thereto, the unpurchased Optioned Shares shall be deemed freed automatically from any such reservation and shall become immediately available for issuance and delivery pursuant to other option agreements under the Plan.

10. Corporate Law Status of Shares. The shares of Common Stock issuable upon exercise of the Option in accordance herewith, upon issuance, delivery and payment for such shares in accordance with Section 7 of this Agreement, shall constitute validly issued and outstanding shares of capital stock of the Company. When so paid for, such shares will be fully paid and non-assessable. Throughout the Option Period (subject to the foreshortening thereof under Section 8 hereof), the Company will have full legal right and authority to issue and deliver the Optioned Shares as contemplated by this Agreement. You shall have none of the rights of a shareholder until the Optioned Shares are in fact issued and delivered to you.

11. Adjustments in Optioned Shares. In the event of any changes in the capital structure or reorganization of the Company during the term of this Agreement, the provisions of Section 13 of the Plan shall apply.

12. Restrictions on Transferability. Except as provided in Section 6 hereof, neither the Option nor any of your rights, interests or benefits thereunder or hereunder shall be subject to voluntary or involuntary assignment, transfer, pledge, hypothecation or other form of absolute or conditional alienation or disposition, directly or indirectly. The Option shall be unexercisable during any period in which there is in effect, and may be terminated in all respects by the Company in the event of, a purported assignment of the Option or of any such rights, interests or benefits thereunder or under this Agreement, except as provided in Section 6 hereof.

13. Modification and Waiver. No modification or waiver of any of the provisions of this Agreement shall be binding upon either the Company or you unless made in writing and signed by you and countersigned on behalf of the Company by an executive officer thereof (other than you, if you should be or become such an officer).

14. Binding Effect. Except as provided in Section 12 hereof, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, personal representatives, successors and assigns.

15. Resolution of Controversies. Any dispute or disagreement that may arise under, or in any way may relate to, the interpretation, construction or application of this Agreement shall be subject to determination by the Committee after appropriate notice to the affected parties and reasonable opportunity to be heard by the Committee. Any determination made by the Committee shall be final, binding and conclusive for all purposes.

16. Notices. All notices, requests, demands, or other communications required, permitted or contemplated by this Agreement shall be deemed effectively served, delivered or otherwise made (a) upon receipt if manually delivered, or (b) upon the delivery date shown on the returned receipt (or if delivery is refused on the date presented for delivery) if mailed by the United States registered or certified mail, postage prepaid, return receipt requested, and if intended for the Company, directed to the Committee’s attention in care of People’s United Bank, 850 Main Street, Bridgeport, Connecticut 06604; or if intended for you, directed to you at the address set forth below immediately following your signature. Either party may, by notice delivered in accordance with this Section, notify the other party of a different address for all future notices, which will be effective upon delivery to the other party.

17. Non-Solicitation. During the period of your employment with the Company or any of its affiliates, and for a period of 12 months after the cessation of your employment for any reason, whether with or without cause, you will not, directly or indirectly , on your own behalf or on behalf of any other person, and whether through your own efforts or through the efforts or employing the assistance of any other person (including without limitation any consultant or any person employed by or associated with any person with whom you become employed or associated):

a)	call on or solicit in any manner any customer of the Company or any of its affiliates for the purpose of doing business of the type done by the Company or any of its affiliates with such customer. For purposes of this Agreement, “customer” means any individual, firm, partnership, corporation, or other entity or person (i) currently doing business or who has done business with the Company or any of its affiliates in the 12 months prior to the cessation of your employment, or (ii) any prospective customer that you know to be a prospective customer of the Company or any of its affiliates and with whom the Company or any of its affiliates reasonably expects to do business; or

b)	Solicit or otherwise induce any employee of the Company or any of its affiliates to leave the employ of the Company or any of its affiliates.

By accepting and agreeing to the terms of this Agreement, you acknowledge that your receipt of the grant of the Option evidenced by this Agreement represents adequate consideration for the undertaking set forth in this Section 17.

18. Revocation of Grant. No later than forty-five (45) days after the Grant Date (the “Acceptance Date”), you must formally accept and agree to the terms and conditions of the Option as set forth in this Agreement. You must do so (a) electronically, if you are directed to do so at the time your Option is formally communicated to you and you receive a copy of this Agreement, or (b) by returning a signed copy of this Agreement to the Manager of Executive Rewards in the Human Resources Department, 850 Main Street, BC-03, Bridgeport, CT 06604 so that it is received no later than the close of business on the Acceptance Date. If you do not accept and agree to the terms and conditions of the Option as set forth in this Agreement by the Acceptance Date, the Option evidenced hereby shall be null and void, and shall be deemed to have been revoked, on the first business day following the Acceptance Date. If the 45th day after the Grant Date is not a business day, the Acceptance Date will be the first business day after such 45th day. A business day is any day other than a Saturday, a Sunday, or a day on which the Company’s banking offices in Connecticut are not scheduled to be open for business.

19. Severability. In case any covenant, condition, term or provision contained in this Agreement shall be held to be invalid, illegal or unenforceable in any respect, in whole or in part, by a judgment, order or decree of any court of competent jurisdiction, from which judgment, order or decree no further appeal or petition for review is available, the validity of the remaining covenants, conditions, terms and provisions contained in this Agreement, and the validity of the remaining part of any term or provision held to be partially invalid, illegal or unenforceable, shall in no way be affected, prejudiced or disturbed thereby.

20. Entire Agreement. This Agreement and the Plan contain all understandings between you and the Company and any of its affiliates regarding the Optioned Shares. No other communications regarding the Optioned Shares are to be considered binding upon you and the Company unless they are identified as amendments to this Agreement, are in writing and are signed by you and the Company as provided in this Agreement.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its Senior Executive Vice President , and the Participant has executed this Agreement, intending to be legally bound hereby, effective the Grant_Date@Date day of Grant_Date

PEOPLE'S UNITED FINANCIAL, INC.

By:

Its Senior Executive Vice President
Your Signature

Your Mailing Address

Employee SS#: - -

Employee ID #: